EXHIBIT 10.60
                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT is dated _______________, 1996, by and between American Radio Systems Corporation, a Delaware corporation ("Buyer"), and Zapis Communications Corporation, an Ohio corporation ("Seller").

                                P R E M I S E S:

         A. Seller is the licensee of and operates radio stations WAAF(FM) and WWTM(AM), Worcester, Massachusetts ( collectively the "Stations", and each a "Station") pursuant to licenses issued by the Federal Communications Commission (the "FCC").

         B. Seller desires to sell, and Buyer wishes to buy, substantially all of Seller's assets used or useful in the operation of the Stations and the broadcast business made possible thereby for the price and on the terms and conditions hereafter set forth.

                                   AGREEMENTS:

         In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller agree as follows:

                                    Section 1
                                  DEFINED TERMS

         The  following  terms  shall  have  the  following   meanings  in  this
Agreement:

         1.1 "Accounts Receivable" means the rights of Seller to payment for services rendered (including sale of time or talent on the Stations for cash) by Seller prior to the TBA Date as reflected on the Stations' billing records of Seller.

         1.2 "Assumed Contracts" means (i) all Contracts listed in Schedule 3.7,
(ii) any Contracts entered into by Seller in the ordinary course of business between the date hereof and the Closing Date which would have been listed on
Schedule 3.7 had they been in existence of even date hereof and which Buyer agrees in writing to assume, (iii) all Contracts in existence on the Closing Date which meet the criteria set forth in Section 3.7 (i) - (iii) for exclusion from Schedule 3.7, and (iv) all Contracts with advertisers for the sale of time or talent on the Stations for cash entered into in the ordinary course of business.

         1.3 "Seller's Best Knowledge" means the actual knowledge of Seller without Seller having undertaken any special inquiry or investigation.

         1.4 "Closing" means the consummation of the transaction contemplated by this Agreement in accordance with the provisions of Section 8.

         1.5 "Closing Date" means the date of the Closing specified in Section 8.1.
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         1.6  "Consents"  means all of the  consents,  permits or  approvals  of
government   authorities  and  other  third  parties  necessary  to  convey  the
Transferred   Assets  to  Buyer  or  otherwise  to  consummate  the  transaction contemplated hereby, including without limitation the consents of the parties to those Contracts designated in Schedule 3.7 with an asterisk.

         1.7 "Contracts" means all agreements and leases, written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and directly affect the Transferred Assets or operations of the Stations, and (i) which are in effect on the date hereof, or (ii) which are entered into by Seller in the ordinary course of business between the date hereto and the Closing Date.

         1.8 "Escrow Deposit" shall mean the sum of One Million Five Hundred and Fifty Thousand Dollars ($1,550,000) held by Star Media Group as Escrow Agent pursuant to an Escrow Agreement of even date, by and among Buyer, Seller, and Escrow Agent.

         1.9 "Excluded Assets" shall mean those assets described or set forth in
Section 2.2 herein and on Schedule 2.2 hereto.

         1.10 "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         1.11 "FCC Licenses" means all of the licenses, permits and other authorizations issued by the FCC to Seller in connection with the conduct of the business or operations of the Stations.

         1.12 "Final Order" means a written action, order or public notice issued by the FCC, setting forth the FCC Consent and (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and for the FCC to review the action on its own motion has expired, or
(ii) in the event of review, reconsideration or appeal that does not result in the FCC Consent being reversed, stayed, enjoined, set aside, annulled or suspended, the time for further review, reconsideration or appeal has expired.

         1.13 "Licenses" means all of the licenses, permits and other authorizations, including the FCC Licenses, all construction permits and other permits, issued by the FCC, the Federal Aviation Administration ("FAA"), and any other federal, state or local governmental authorities to Seller in connection with the operations of the Stations.

         1.14 "Personal Property" means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts, and other tangible personal property located in the Commonwealth of Massachusetts which are owned or leased by Seller and used or useful as of the date hereof in the operation of the Stations, plus such additions thereto and deletions therefrom arising in the ordinary course of business of the Stations between the date hereof and the Closing Date.

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         1.15  "Purchase  Price" means the purchase  price  specified in Section
2.3.

         1.16 "Real Property" means all of the fee estates, buildings and other improvements thereon, leasehold interests, easements, licenses, rights to access, right-of-way, and other real property interest owned by Seller and identified on Schedule 3.5 hereof plus such additions thereto and deletions therefrom arising in the ordinary course of the Stations' business between the date hereof and the Closing Date.

         1.17 "TBA Date" means the date of commencement of effectiveness of the Time Brokerage Agreement.

         1.18 "Time Brokerage Agreement" means the Time Brokerage Agreement entered into by Seller and Buyer in substantially the form set forth in Schedule
6.4 hereto.

         1.19 "Transferred Assets" means the tangible and intangible assets owned and used or useful in connection with the operations of the Stations located in the Commonwealth of Massachusetts, which assets are being sold, transferred, or otherwise conveyed to Buyer hereunder, as specified in detail in
Section 2.1.

                                    SECTION 2
                           SALE AND PURCHASE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase on the Closing Date, all of the Transferred Assets, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Section 2.5, 3.5 or 3.6 below), more specifically described as follows:

                  (a)      The Personal Property;

                  (b)      The Real Property;

                  (c)      The Licenses;

                  (d)      The Assumed Contracts;

                  (e) Such trademarks, trade names, service marks and other intellectual property and similar intangible assets relating to the Stations, listed in Schedule 3.9 hereto;

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                  (f)  All of the  Seller's  proprietary  information  presently located in the Commonwealth of Massachusetts and presently used exclusively in the operation of the Stations, which exclusively relate to the Stations, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC which relate to the Stations, if any;

                  (g) All rights under warranties of Seller relating to the Station or the Assets, if any;

                  (h) Except as set forth on Schedule 2.2, all books and records relating exclusively to the business or operations of the Stations located in the Commonwealth of Massachusetts, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept, subject to the right of Seller to have and copy such books and records made available to Seller for a reasonable period after the Closing Date, not to exceed five (5) years; and

         2.2 Excluded Assets. The Assets shall exclude the following assets, in addition to those listed on Schedule 2.2:

                  (a) Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank or savings accounts; any and all insurance policies, letters of credit, or other similar items and any cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments.

                  (b) Any Contracts other than the Assumed Contracts;

                  (c) All books and records of Seller, subject to the right of Buyer to have access and to copy for a period of three (3) years from the Closing Date, and Seller's corporate records and other books and records related to internal corporate matters and financial relationships with Seller's lenders;

                  (d) Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date;

                  (e) Any pension, profit-sharing or employee benefit plans, and any employment or collective bargaining agreement, except to the extent specifically assumed in Section 2.4, 2.5 or 6.10 of this Agreement.

                  (f) The Accounts Receivable.

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                  (g) Any  other  asset of Seller  not  located  at  either  the studio/office or transmitter sites of the Stations, or otherwise herein defined as Transferred Asset.

                  (h) Notwithstanding any other provision of this Agreement, Buyer acknowledges and agrees that it is not acquiring hereunder any assets other than those specifically set forth in Section 2.1(a) - (h) above.

         2.3 Purchase Price. The Purchase Price shall be Twenty-Four Million Eight Hundred Thousand Dollars ($24,800,000) cash by wire transfer in U.S. Dollars, of which Four Hundred Thousand Dollars ($400,000) shall be paid simultaneously with the execution hereof as a non-refundable prepayment of the Purchase Price. The Purchase Price shall be adjusted to reflect any adjustments or prorations made and agreed to as of the TBA Date as provided in Section 2.4 herein to the extent not then paid. The Purchase Price shall be allocated among the Stations and their respective tangible and intangible assets, including real property, personal property, goodwill and license value, in accordance with the results of an independent good faith appraisal undertaken by Buyer at its expense.

         2.4 Adjustments and Prorations. All revenues arising earned and accrued from the Stations, even if not then billed, up until midnight on the day prior to the TBA Date, and all expenses arising, accrued and incurred up until midnight on the day prior to the TBA Date, including business and license fees (including any retroactive adjustments thereof), utility charges, real and personal property taxes and assessments levied against the Transferred Assets, accrued employee benefits (except vacation time and sick pay) property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the conveyance of the Transferred Assets hereunder), and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall receive all revenues, and all refunds to Seller and deposits of Seller held by third parties, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the business or operations of the Stations for the period prior to the TBA Date, except as otherwise set forth herein and Buyer shall receive all revenues and shall be responsible for all expenses, costs and obligations allocable to the conduct of the operations of the Stations on the TBA Date and for the period thereafter. Buyer shall receive credit to the extent of the value (as calculated in Seller's financial statements consistent with past practice) of any and all advertising time to be run following the TBA Date, not to exceed $______________, for which trade or barter consideration has been received by the Seller prior to the TBA Date.

         Notwithstanding the foregoing, there shall be no adjustment for, and Seller shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts, or any other obligation or liability not being assumed by Buyer in accordance with Section 2.5.

                  A. Any adjustments or prorations will, insofar as feasible, be determined on the TBA Date, with final settlement and payment being made in accordance with the procedures set forth in Section 2.4B.

                  B.  Within  sixty  (60) days after the TBA Date,  Buyer  shall deliver to Seller a certificate (the "Adjustment Certificate"), signed by a senior officer of Buyer after due inquiry by such officer but without any personal liability to such officer, providing a compilation of the adjustments and prorations to be made pursuant to this Section 2.4, including any adjustments and prorations made at the TBA Date, together with a copy of any working papers relating to such Adjustment Certificate and such other supporting evidence as Seller may reasonably request. If Seller shall conclude that the Adjustment Certificate does not accurately reflect the adjustments and prorations to be made pursuant to this Section 2.4, Seller shall, within thirty
(30) days after its receipt of the Adjustment Certificate, provide to Buyer its written statement of any discrepancies believed to exist. Joseph L. Winn on behalf of Buyer, and James Wymer and/or Doreen French on behalf of Seller, or their respective designees, shall attempt jointly to resolve the discrepancies within fifteen (15) days after receipt of Seller's discrepancy statement, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If such representatives cannot resolve the discrepancy to their mutual satisfaction within such fifteen (15) day period, Buyer and Seller shall, within the following ten (10) days, jointly designate a nationally known independent public accounting firm to be retained to review the Adjustment Certificate together with Seller's discrepancy statement and any other relevant documents. The cost of retaining such independent public accounting firm shall be borne equally by Buyer and Seller. Such firm shall report its conclusions as to adjustments pursuant to this Section 2.4, which report shall be conclusive on all parties to this Agreement and not subject to dispute or review. If, after adjustment as appropriate with respect to the amount of the aforesaid adjustments paid or credited at the TBA Date, Buyer is determined to owe an amount to Seller, Buyer shall pay such amount to Seller, and if Seller is determined to owe an amount to Buyer, Seller shall pay such
amount   thereof  to  Buyer,   in  each  case  within  ten  (10)  days  of  such
determination.

         2.5 Assumption of Liabilities and Obligations. Except to the extent provided otherwise in the Time Brokerage Agreement, as of the Closing Date, Buyer shall pay, discharge and perform (i) all of the obligations and liabilities of Seller under the Licenses and the Assumed Contracts insofar as they relate to the time period on and after the Closing Date, and arising out of events occurring on or after the Closing Date, (ii) all obligations and liabilities arising out of events occurring on or after the Closing Date related to Buyer's ownership of the Transferred Assets or its operation of the Stations on or after the Closing Date, and (iii) all obligations and liabilities for which Buyer receives a proration adjustment hereunder. All other obligations and liabilities of Seller, including (i) any obligations under any Contract not included in the Assumed Contracts, (ii) any obligations under the Assumed Contracts relating to the time period prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Stations prior to the Closing Date, and (iv) those related to employees as set forth in Section 6.9 herein shall remain and be the obligations and liabilities solely of Seller.
                                       6
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                                    SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing and Authority. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to conduct its business in the Commonwealth of Massachusetts, which is the only jurisdiction where the conduct of the business or operations of the Stations requires such qualification. Seller has all requisite corporate power and authority (i) to own, lease, and use the Transferred Assets as presently owned, leased, and used, and (ii) to conduct the operations of the Stations as presently conducted. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Seller, hereunder and thereunder. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the Station's operations or the Transferred Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with any provision of the Articles of Incorporation and By-Laws of Seller; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to Seller; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which Seller is a party or by which Seller may be bound; or (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets except as created by this Agreement.

         3.4 Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any and all amendments and other modifications thereto). As described in Schedule 3.4, the Licenses were validly issued with the Seller designated thereon being the authorized legal holder thereof. The Licenses comprise all of the licenses, permits and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business or operations of the Stations as presently operated. Seller has no reason to believe that the
Licenses will not be renewed by the FCC or other granting authority in the ordinary course.
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         3.5 Title to and  Condition of Real  Property.  Schedule 3.5 contains a description of all the Real Property (including the location of all improvements thereon), which comprises all real property interest necessary to conduct the business or operations of the Stations as now conducted. To Seller's Best Knowledge, Seller has good and marketable fee simple title, insurable at standard rates, to all of the fee estates (including the improvements thereof), listed in said Schedule free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges, and other claims and encumbrances of any nature whatsoever, and without reservation or exclusion of any mineral, timber, or other rights or interests, except for (i)
liens  for  real  estate  taxes  not  yet  due  and  payable,   (ii)  easements,
rights-of-way and restrictions of record, none of which materially affects the use of such property and all of which are listed in Schedule 3.5, and (iii) any other claims or encumbrances which are described in Schedule 3.5 and annotated to indicate that such claims or encumbrances shall be removed prior to or at Closing. To Seller's Best Knowledge, all towers, guy anchors, and buildings and other improvements, included in the owned Transferred Assets are located entirely on the Real Property listed in Schedule 3.5, except as specifically set forth in Schedule 3.5. Seller has delivered to Buyer true and complete copies of all leases or other material instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments),. To Seller's Best Knowledge, Seller is not in material breach, nor to Seller's Best Knowledge is any other party in material breach, of the terms of any of such leases or other instruments. All Real Property (including the improvements thereof) is available for immediate use in the conduct of the business or operations of the Stations. Seller has not received notice of nor are there any outstanding, uncorrected building code violations, or other citations of any governmental agency with respect to the Real PropertySeller has full legal and practical access to the Real Property.

         3.6 Title to and Condition of Personal Property. Schedule 3.6 contains descriptions of all material items of the Personal Property, which comprises all personal property used to conduct the operation of the Stations as now conducted. Except as described in Schedule 3.6, Seller owns and has good title to all Personal Property. None of the Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for (i) liens for current taxes not yet due and payable, and (ii) any other claims or encumbrances which are described in
Schedule 3.6 and annotated to indicate that such claims or encumbrances shall be removed prior to or at Closing. Except as shown in Schedule 3.6, the Personal Property taken as a whole is in good operating condition and repair (ordinary wear and tear excepted), and is available for immediate use in the operation of the Stations, and the transmitting and studio equipment included in the Personal Property (i) has been maintained consistent with FCC rules and regulations, and
(ii) will permit the Stations and any unit auxiliaries thereto to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state and local statutes, ordinances, rules and regulations.

         3.7 Contracts. Schedule 3.7 contains descriptions of all the Contracts except for: (i) contracts with advertisers for the sale of time or talent on the Stations for cash, made in a commercially reasonable manner at the Stations' prevailing rates which are not prepaid and which may be cancelled by the
Stations without penalty on not more than thirty (30) days notice, (ii) employment contracts and miscellaneous service contracts terminable at will without penalty, and (iii) other contracts made in ordinary course and scope of the operation of the Stations, not involving either aggregate liabilities under all such contacts exceeding Twenty-Five Thousand Dollars ($25,000) or any material nonmonetary obligation. Seller has delivered to Buyer true and complete copies of all written Contracts, and true and complete memoranda of all oral Contracts (including any and all amendments and other modifications to such Contracts). Other than the Contracts, the Seller requires no contract or agreement to enable it to carry on its business as presently conducted. Seller is not in material breach, nor to Seller's Best Knowledge is any other party in material breach, of the the Assumed Contracts. Except for the Consents, Seller, to Seller's Best Knowledge, has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability and continuation of any of the Assumed Contracts, except as otherwise set forth in the respective Assumed Contracts.

         3.8 Consents. Except for the FCC Consent provided for in Section 6.1 and the other Consents indicated in Schedule 3.7 or described in Schedule 3.8, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to consummate this Agreement and the transaction contemplated hereby, (ii) to permit Seller to assign or transfer the Transferred Assets to Buyer, or (iii) to enable Buyer to conduct the operation of the Stations in substantially the same manner as such operations are presently conducted.

         3.9 Trademarks, Trade Names and Copyrights. Schedule 3.9 is a true and complete list of all copyrights, trademarks, trade names, licenses, patents, permits, jingles, privileges and other similar intangible property rights and interests (exclusive of those required to be listed in Schedule 3.4) used or useful in the operation of the Stations. , Seller has delivered to Buyer specimen copies of all such intellectual property.. Seller is not aware that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto.

         3.10 Financial Statements. True and complete copies of the Stations' unaudited statements of income as at and for Seller's fiscal years ended December 31, 1993, 1994 and 1995 have been or will be supplied to Buyer. The same are prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of footnotes, are true and correct in all material respects, and present fairly the operating income of the Stations as at their respective dates and the results of operations for the periods then ended before depreciation, amortization, interest expense and taxes. Buyer acknowledges that the such statements of income do not reflect home office expenses, including without limitation all professional fees.

         3.11 Insurance Schedule 3.11 comprises a true and complete list of all insurance policies of Seller which insure any part of the Transferred Assets. All policies of insurance listed in Schedule 3.11 are in full force and effect. During the three-year period ending on the date hereof, no insurance policy of Seller on the Transferred Assets of the Stations has been cancelled by the insurer and no application of Seller for insurance has been rejected by any insurer.

         3.12 Reports. Except where failure to do so would not have a material adverse effect on the ownership or operation of the Stations: all returns, reports and statements which the Stations are currently required to file with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with; all of such reports, returns and statements are substantially complete and correct as filed; and each Station's public inspection file is located in its community of license is in compliance with the FCC's rules and regulations.

         3.13 Employee Benefit Plans. Schedule 3.7 or Schedule 3.13 contains a true and complete list as of the date of this Agreement of all employee benefit plans or arrangements applicable to the employees of Seller employed at the Stations, and all fixed or contingent liabilities or obligations of Seller with respect to any person now or formerly (to the extent current liability or obligations exist) employed by Seller at the Stations, including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements and vacation, sick leave, disability and termination arrangements or policies, including workers' compensation policies. Seller has furnished or made available to Buyer true and complete copies of all written documents or information with respect to employee matters and arrangements at the Stations, including without limitation, all employee handbooks, rules and policies, plan documents, trust agreements, employment agreements, summary plan descriptions, and descriptions of any unwritten plans listed in Schedule 3.13. Any employee benefits and welfare plans or arrangements listed in Schedule 3.13 were established and have been executed, managed and administered without material exception in accordance with all applicable requirements of the Internal Revenue Code of 1986, as amended, of the Employee Retirement Income Security Act of 1974, as amended, and of other applicable laws. Seller is not aware of the existence of any governmental audit or examination of any of such plans or arrangements or of any facts which would lead it to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such plans or arrangements pending or, to the knowledge of Seller, threatened against any of such plans or arrangements, and Seller possesses no knowledge of any facts which could give rise to any such action, suit or claim.

         3.14 Labor Relations. Seller is not a party to or subject to any collective bargaining agreements with respect to the Stations except as described in Schedule 3.7 hereto. Seller has no written or oral contracts of employment with any employee of the Stations, other than those listed in
Schedule 3.7. Seller has provided Buyer with true and complete copies of all such written contracts of employment and true and complete memoranda of any such oral contracts. Seller, has not received any notice alleging it has failed to comply in any material respect with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes. No controversies, disputes, or proceedings are pending or, to Seller's Best Knowledge, threatened, between it and employees (collectively) of the Stations. No labor union or other collective bargaining unit represents any of the employees of the Stations. To the Seller's Best knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any of Seller's employees at the Stations.

         3.15 Taxes. Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due. No events have occurred which could impose on Buyer any transferee liability for any taxes, penalties or interest due or to become due from Seller.

         3.16 Claims, Legal Actions. Except as set forth in Schedule 3.16, and except for any investigations and rule-making proceedings generally affecting the broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against Seller and relating to the Transferred Assets, or operations of the Stations. , In particular, except as set forth in
Schedule 3.16, but without limiting the generality of the foregoing, there are no applications, complaints or proceedings pending or, to Seller's Best Knowledge, threatened (i) before the FCC relating to the operations of the Stations other than applications, complaints or proceedings which affect the radio industry generally, (ii) before any federal or state agency involving charges of illegal discrimination by the Stations under any federal or state employment laws or regulations, or (iii) against Seller or the Stations before any federal, state or local agency involving environmental or zoning laws or regulations.

         3.17 Compliance with Laws. To the Seller's Best Knowledge, Seller has complied in all material respects with (i) the Licenses, and (ii) all applicable federal, state and local laws, rules, regulations and ordinances relating to the Stations. To Seller's Best Knowledge, neither the ownership or use, nor the conduct of the operation, of the Stations conflicts with rights of any other person, firm or corporation, except as set forth on Schedule 3.17.

         3.18 Environmental Matters. To Seller's Best Knowledge during Seller's period of ownership, there has been no production, storage, treatment, recycling, disposal, use, generation, discharge, release or other handling or disposition of any kind by Seller (collectively, "Handling") of any toxic or hazardous wastes, substances, products, pollutants or materials of any kind, including, without limitation, petroleum and petroleum products and asbestos, or any other wastes, substances, products, pollutants or material regulated under any Environmental Laws (as defined below) (collectively, "Hazardous Materials") at, in, on, from or under the Real Property or any structure or improvement on the Real Property which in any event is in material violation of Environmental Law. To Seller's Best Knowledge, there are no pending or threatened actions, suits, claims, demands, legal proceedings, administrative proceedings, requests for information, orother notices, proceedings or requests (collectively
"Claims") against or upon Seller concerning the Real Property based on or relating to any Pre-Closing Environmental Matters (as defined below), and Seller has no knowledge that any such Claims will be asserted. Environmental Laws means any and all Federal, state or local laws, statutes, rules, regulations, plans, ordinances, codes, licenses or other restrictions relating to health, safety, or the environment, including without limitation the Comprehensive Environmenal Response, Compensation and Liability Act, the Clean Air Act, the Safe Drinking Water Act, the Toxic Substnaces Control Act and the Occupational Health and Safety Act. Pre-Closing Environmental Matters means (i) the Handling of any Hazardous Materials on, at, in, from or under the Real Property prior to the Closing Date, including without limitation, the effects of any Handling of Hazardous Materials in, on or under the Real Property or any improvements or structures thereon regardless of how such Hazardous Materials came to rest there
(ii) the failure of Seller to be in compliance with any Environmental Law with respect to the Real Property or (iii) any other act, omission, event or condition which could give rise to liability or potential liability under any Environmental Law with respect to the Real Property.

         3.19 Conduct of Business in Ordinary Course. Since January 1, 1996, Seller has conducted the operations of the Stations only in the ordinary course and has not:suffered any material loss or casualty in assets of the Stations.

         3.20 Full Disclosure. No representation or warranty made by Seller herein nor any certificate, document or other instrument furnished or to be furnished by Seller pursuant hereto (a) contains or will contain any untrue statement of a material fact made intentionally or in bad faith, or (b) intentionally or in bad faith omits or will omit to state any material fact known to Seller and required to make the statements herein or therein not misleading.

                                    SECTION 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to conduct business in the Commonweath of Massachusetts. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with the Certificate of Incorporation or Bylaws of Buyer;
(iii) will not conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, licenses, or permit to which Buyer is a party or by which Buyer may be bound, or (iv) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to Buyer.

         4.4 FCC Qualification. Buyer has no knowledge of any facts which would, under present law (including the Communications Act of 1934, as amended) and present rules, regulations and practices of the FCC, disqualify Buyer as an assignee of the licenses, permits and authorizations listed on Schedule 3.4 hereto, or as an owner and/or operator of the Transferred Assets. Buyer further represents and warrants that it is financially qualified to meet all terms, conditions and undertakings contemplated by this Agreement, including the payment of the Purchase Price.

         4.5 Full Disclosure. No representation or warranty made by Buyer herein nor any certificate, document or other instrument furnished or to be furnished by Buyer pursuant hereto (a) contains or will contain any untrue statement of a material fact made intentionally or in bad faith, or (b) intentionally or in bad faith omits or will omit to state any material fact known to Seller and required to make the statements herein or therein not misleading.

                                    SECTION 5
                               COVENANTS OF SELLER

         5.1 Pre-Closing Covenants. Except as contemplated by this Agreement or with the prior written consent of Buyer, not to be unreasonably withheld, between the date hereof and the Closing Date, Seller shall, subject to the terms of the Time Brokerage Agreement, operate the Stations in the ordinary course of business in accordance with Seller's past practices (except where such would conflict with the following covenants or with Seller's other obligations hereunder), and abide by the following negative and affirmative covenants:

              A. Negative Covenants. Subject to the provisions of the Time Brokerage Agreement, Seller shall not do any of the following:

                  (1) Compensation. Increase the compensation, bonuses or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Stations, except in accordance with past practices and Assumed Contracts;

                  (2) Contracts. Enter into any new Contracts except with prior notice to Buyer if any one such Contract exceeds Two Thousand Dollars ($2,000) in value or payments, or if such Contracts in the aggregate exceed Twenty-Five Thousand Dollars ($25,000) in value or payment;

                  (3) Disposition of Transferred Assets. Sell, assign, lease, or otherwise transfer or dispose of any of the Transferred Assets, except for assets consumed or disposed of in the ordinary course of business, where no longer used or useful in the business or operations of the Stations or in connection with the acquisition of replacement property of equivalent kind and value;

                  (4) Encumbrances. Create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Transferred Assets, except for (i) those in existence on the date of this Agreement, disclosed in Schedules 3.5 and 3.6, or permitted by Section 2.5, 3.5 or 3.6 and (ii) mechanics' liens and other similar liens which will be removed prior to the Closing Date;

                  (5) Licenses. Do any act or fail to do any act which resulted in the expiration, revocation, suspension or modification of any of the Licenses, or fail to prosecute with due diligence any applications to any governmental authority in connection with the Licenses; or

                  (6) Rights. Waive any material right relating to the Stations or the Transferred Assets.

              B. Affirmative Covenants. Subject to the provisions of the Time Brokerage Agreement, Seller shall do the following:

                  (1) Maintenance of Transferred Assets. Maintain all of the Transferred Assets or replacements thereof and improvements thereon in current condition (ordinary wear and tear excepted), and use, operate and maintain all of the above assets in a reasonable manner, with inventories of spare parts and expendable supplies being maintained at levels consistent with past practices;

                  (2) Insurance. Maintain the existing insurance policies on the Stations and the Transferred Assets;

                  (3) Consents. Use its reasonable efforts to obtain the Consents;

                  (4) Notification. Promptly notify Buyer in writing of any unusual or material developments with respect to the Transferred Assets, and of any material change in any of the information contained in Seller's representations and warranties contained in Section 3 hereof or in the schedules hereto, provided that such notification shall not relieve Seller of any obligations hereunder;

                  (5) Contracts. Prior to the Closing Date, deliver to Buyer a list of all Contracts entered into between the date hereof and the Closing Date of the type required to be listed in Schedule 3.7, together with the copies of such Contracts; and

                  (6) Compliance with Laws. Comply in all material respects with all rules and regulations of the FCC, and all other laws, rules and regulations to which the Transferred Assets are subject.

         5.2 Post-Closing Covenants. After the Closing, Seller will take such actions, and execute and deliver to Buyer such further deeds, bills of sale, or other transfer documents as, in the reasonable opinion of counsel for Buyer and Seller, may be necessary to ensure, complete and evidence the full and effective transfer of the Transferred Assets to Buyer pursuant to this Agreement.

                                    SECTION 6
                        SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC Consent. The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC.

              A. Within twenty (20) days after the execution of this Agreement, Buyer and Seller shall file with the FCC an appropriate application for FCC
Consent. The parties shall prosecute said application with all reasonable diligence and otherwise use their best efforts to obtain the grant of such application as expeditiously as practicable. If the FCC Consent imposes any condition on any party hereto, such party shall use its best efforts to comply with such condition unless compliance would be unduly burdensome or would have a material adverse effect upon it. If reconsideration or judicial review is sought with respect to the FCC Consent, Buyer and Seller shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to Section 9 of this Agreement).

              B. The conveyance of the Transferred Assets hereunder is expressly conditioned upon (i) the grant of the FCC Consent without any materially adverse conditions on Buyer or Seller, (ii) compliance by the parties hereto with the condition (if any) imposed in the FCC Consent, and (iii) the FCC Consent, through the passage of time or otherwise, becoming a Final Order, provided, though, that the condition that the FCC Consent shall have become a Final Order may be waived by Buyer, in its sole discretion.

         6.2 Taxes, Fees and Expenses. Buyer shall pay all sales, transfer and similar taxes and fees, if any, arising out of the transfer of the Transferred Assets pursuant to this Agreement and the filing fees required by the FTC (in conjunction with obtaining approval (the "HSR Consent") under the Hart-Scott-Rodino Act). All filing fees required by the FCC shall be paid equally by Seller and Buyer. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and other representatives.

         6.3 Brokers. Buyer and Seller each represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement, except for Star Media Group, whose fee shall be solely the responsibility of Seller.

         6.4 Time Brokerage Agreement. Simultaneous with the execution hereof, Buyer and Seller shall enter into a Time Brokerage Agreement in the form set forth in Schedule 6.4 to be effective as of the date of this Agreement or as of such other date as the parties mutually agree.

         6.5 Noncompetition Agreement. Buyer and Seller shall enter into at Closing a Noncompetition Agreement in substantially the form set forth in
Schedule 6.5, which shall provide for no more than nominal consideration.

         6.6 Confidentiality. The parties hereto agree to use their best efforts not to:

              A. Make any public announcement or disclosure of the delivery and execution of this agreement, without the prior consent of the other;

              B. Disclose the contents of this agreement or the transaction contemplated hereunder to any third party, except for those third parties who have a need to know and as required by law; and,

              C. Except as set forth in Section 6.11 herein, disclose the financial information provided the other to any third party, except for those third parties who have a need to know.

         The parties further agree that third parties who have a need to know are the parties, their directors, officers, employees, and professional agents and representatives. Each party shall advise any third party to whom disclosure of the foregoing information is made hereunder of the confidential nature and shall request that the confidentiality of such information be preserved.

         6.7 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder. Neither Buyer nor Seller shall knowingly take any action which (i) is inconsistent with its respective obligations hereunder, or which (ii) could hinder or delay the consummation of the transaction contemplated by this Agreement. Buyer will cooperate with Seller in obtaining the consents to the assignment of the tower site and studio leases for WAAF. Such cooperation shall include reasonable and timely financial disclosure to assist Seller's effort to be released from its obligations under such leases following the Closing Date. Notwithstanding the foregoing, except as otherwise set forth herein, Buyer shall have no obligation
(i) to expend funds to obtain the Consents, or (ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

         6.8 Risk of Loss.

                  A. Except to the extent specifically assumed by Buyer pursuant to, or proximately caused by Buyer's activities arising under the Time Brokerage Agreement, the risk of loss, damage or impairment, confiscation or condemnation of any of the Transferred Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing.

                  B. If any damage or destruction of the Transferred Assets or any other event occurs which prevents signal transmission by either Station in the normal and usual manner and Seller cannot restore or replace the Transferred Assets so that the conditions are materially cured and normal and usual transmission is materially resumed before the Closing Date, the Closing Date shall be postponed, for a period of up to one hundred and twenty (120) days, to permit the repair or replacement of the damage or loss.

                  C. In the event of any damage or destruction of the Transferred Assets described above, if such assets have not been restored or replaced and the Station's normal and usual transmission not materially resumed within the one hundred and twenty (120) day period specified above, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller. Alternatively, Buyer may, at its option, proceed to close this Agreement and complete the restoration and replacement of such damaged Transferred Assets after the Closing Date, in which event Seller shall deliver to Buyer all insurance proceeds received in connection with such damage or destruction of the Transferred Assets to the extent not already expended by Seller arising in connection with such restoration and replacement.

              D. Notwithstanding any of the foregoing, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller if any event occurs which prevents signal transmission by either Station in a manner generally equivalent to its current operations for a consecutive period of five (5) or a cumulative period of fourteen (14) days after the date hereof.

         6.9 Employee Matters.

              A. Prior to or simultaneously with the execution of this Agreement, Seller shall have provided to Buyer an accurate list of all current employees of the Station together with a description of the terms and conditions of their respective employment (including salary, bonus and other benefit arrangements) and their duties as of the date of this Agreement, as well as the annual salaries thereof. Seller shall promptly notify Buyer of any changes that occur prior to Closing with respect to such information.

              B. Except as otherwise set forth herein, or in the Time Brokerage Agreement, Buyer will not incur any liability on account of Seller's employees in connection with the transaction contemplated by this Agreement, except for assuming current vacation and sick leave entitlements of Seller's employees as of the TBA Date.

         6.10 Accounts Receivable. At the TBA Date, Seller shall assign to Buyer for collection purposes only all Accounts Receivable. Seller shall deliver to Buyer on or as soon as practicable after the TBA Date a complete and detailed statement showing the name, amount and age of each Account Receivable. Subject to and limited by the following, collections of the Accounts Receivable will be for the account of Seller. Buyer shall endeavor in the ordinary course of business to collect the Accounts Receivable for a period ending one hundred and fifty (150) days after the TBA Date (the "Collection Period"). Any payment received by Buyer during the Collection Period from any customer with an account which is an Account Receivable shall first be applied in reduction of the Account Receivable, even if the customer otherwise directs in writing. During the Collection Period, Buyer shall furnish Seller with a list of, and pay over to Seller, the amounts collected during such calendar month with respect to the Accounts Receivable on a monthly basis. Buyer shall provide Seller with a final accounting on or before the fifteenth (15th) day following the end of the Collection Period. Upon the request of either party at and after such time, Buyer and Seller shall meet to mutually and in good faith analyze any uncollected Account Receivable to determine if the same, in their reasonable business judgment, is deemed to be collectable and if Buyer desires to retain such Account in the interest of maintaining an advertising relationship. As to each such Account, Buyer and Seller shall negotiate a good faith value of such Account Receivable, which Buyer shall pay to Seller if Buyer, in its sole discretion, chooses to retain such Account Receivable. Seller shall retain the right to collect any Account Receivable as to which the parties are unable to reach agreement as to a good faith value, and Buyer agrees to turn over to Seller any payments received against any such Account Receivable. As Seller's agent, Buyer shall not be obligated to use any extraordinary efforts or expend any sums to collect any of the Accounts Receivable assigned to it for collection hereunder or to refer any of such Accounts Receivable to a collection agency or to any attorney for collection, and Buyer shall not make any such referral or compromise, nor settle or adjust the amount of any such Account Receivable, except with the approval of Seller. Buyer shall incur no liability to Seller for any uncollected account unless Buyer shall have engaged in willful misconduct or gross negligence in the collection of such account. During and after the Collection Period, without specific agreement with Buyer to the contrary, neither Seller nor its agents shall make any direct solicitation of the Accounts Receivable for collection purposes except for Accounts retained by Seller after the Collection Period.

     6.11 Audit Cooperation. Seller agrees to fully cooperate, and use reasonable efforts to cause its accounting firms to reasonably cooperate with Buyer and at Buyer's expense, to the extent required for the Buyer to prepare audited financial statements for the Stations for the period of Seller's ownership thereof. Seller further agrees to authorize the disclosure of such audited financial information as is required by applicable law, regulations or rules of any administrative or governmental agency, stock exchange or self-regulatory agency.

                                    SECTION 7
                  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions any of which may be waived by Buyer in whole or in part in its sole discretion in writing:

              A. Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement or as contemplated by the TBA, as though such representations and warranties were made at and as of such time.

              B. Covenants and Conditions. Seller shall have in all material respects performed and complied with the covenants, agreements, and conditions required by (i) this Agreement and (ii) the TBA to be performed or complied with by Seller prior to or on the Closing Date.

              C. Consents. Each of the Consents marked as "material" on Schedule
3.7 shall have been duly obtained and delivered to Buyer with no material adverse change to the terms of the License or Assumed Contract with respect to which such Consent is obtained.

              D. Licenses. Seller shall be the holder of the Licenses, and there shall not have been any modification of any of such Licenses which has an adverse effect on the Stations or the conduct of their operations. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend or modify adversely any of the Licenses.

              E. Deliveries. Seller shall have made or stand willing and able to make all the deliveries to Buyer set forth in Section 8.2.

              F. HSR Consent. All required waiting periods under the HSR Act shall have lapsed with no adverse action or challenge pending.

         7.2 Conditions to Obligations of Seller. The obligations of Seller at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions any of which may be waived by Seller in whole or in part in its sole discretion in writing:

              A. Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

              B. Covenants and Conditions. Buyer shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

              C. Time Brokerage Agreement. Buyer shall have in all material respects performed and complied with the covenants, agreements, and conditions required by the Time Brokerage Agreement to be performed and complied with during its term, and prior to or on the Closing Date.

              D. Deliveries. Buyer shall have made or stand willing and able to make all the deliveries set forth in Section 8.3

              E. HSR Consent. All required waiting periods under the HSR Act shall have lapsed with no adverse action or challenge pending.

                                    SECTION 8
                         CLOSING AND CLOSING DELIVERIES

         8.1 Closing. The closing shall take place at 10:00am on a date, to be set by Buyer, upon five (5) days written notice to Seller, no later than ten
(10) days following the date upon which the FCC Consent has become a Final Order, but in no event prior to January 1, 1997 (the "Closing Date"), provided, though, that Buyer may waive the requirement for a Final Order and schedule the Closing Date, with ten (10) days written notice to Seller, at any time after the receipt of FCC Consent, but in no event prior to January 1, 1997. Closing shall be held at the offices of Buyer or such other place as shall be mutually agreed to by Buyer and Seller.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) Transfer Documents. Duly executed quit claim deed, bills of sale, motor vehicle titles, assignments and other transfer documents which shall be sufficient to vest title to the Assets in the name of Buyer or its permitted assignees, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Sections 2.5, 3.5 or 3.6 hereof);

                  (b)  Consents.   The  original  of  each  Consent   marked  as
         "material" with an asterisk on Schedule 3.7;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed by a duly authorized officer of Seller, certifying: (i) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement or the TBA, as though made on and as of that date; and
         (ii) that Seller has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date;

                  (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Seller's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Seller's Board of Directors, authorizing and approving the execution of this Agreement by Seller and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as attachments thereto, a certificate of good standing certified by an appropriate Ohio and Massachusetts state official; as of a date not more than fifteen (15) days before the Closing Date and by Seller's Secretary as of the Closing Date, and a copy of Seller's Articles of Incorporation and By Laws as in effect on the date hereof, certified by Seller's Secretary as of the Closing Date;

                  (e) Licenses, Contracts, Business Records, Etc. Copies, if available, of all licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, statistics, engineering records, and all files and records used by Seller in connection with its operations of the Stations, delivery whereof shall be deemed to have been made if the foregoing items are located at the Stations at Closing;

                  (f) Noncompetition Agreement. The Noncompetition Agreement as set forth in Schedule 6.5, modified to the Seller's reasonable satisfaction;

                  (g) Opinions of Counsel. Opinions of Seller's counsel and communications counsel dated as of the Closing Date, and addressed to Buyer and at Buyer's directions, to Buyer's lenders, substantially in the form of Schedule 8.2 hereto, but subject to such Seller's counsel's reasonable satisfaction and customary exceptions as to qualifications and other matters; and

                  (h) Escrow Instructions. Joint instructions with Buyer to Escrow Agent with respect to payment of Escrow Deposit to Seller as a portion of the Purchase Price.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (a) Purchase Price. The Purchase Price as provided in Section 2.3;

                  (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts arising on or after the Closing Date;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed by the President or Vice President of Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date, and (ii) that Buyer has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

                  (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Buyer's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and
         (ii) a copy of the corporate charter, articles of incorporation and Bylaws of Buyer as in effect on the date hereof, certified by Buyer's secretary as of the Closing Date;

                  (e) Opinion of Counsel. An opinion of Buyer's General Counsel dated as of the Closing Date, substantially in the form of Schedule 8.3 hereto, subject to such Buyer's counsel reasonable satisfaction.

                  (f) Noncompetition Agreement. The Noncompetition Agreement as set forth in Section 6.5.

                  (g) Escrow Instructions. Joint instructions with Seller to Escrow Agent with respect to payment of Escrow Deposit to Seller as a portion of the Purchase Price.

                                    SECTION 9

                           RIGHTS OF BUYER AND SELLER
                            ON TERMINATION OR BREACH

         9.1 Termination Rights. This Agreement may be terminated by either Buyer or Seller if the terminating party is not then in breach of any material provision of this Agreement, upon written notice to the other party, (and, in the case of (a), such unsatisfied condition has not been cured within Twenty
(20) business days following receipt of such written notice) upon the occurrence of any of the following:

                  (a) If on the Closing Date (i) any of the conditions precedent to the obligations of the terminating party set forth in Section 7 of this Agreement shall not have been materially satisfied, and (ii) satisfaction of such condition shall not have been waived by the terminating party;

                  (b) If the application for FCC Consent shall be set for hearing by the FCC for any reason; or

                  (c) If the Closing shall not have occurred on or before July 1, 1997.

Upon termination: (i) if neither party hereto is in breach of any material provision of this Agreement, the parties hereto shall not have any further liability to each other; (ii) if Seller shall be in breach of any material provision of this Agreement, Buyer shall have only the rights and remedies provided in Section 9.3 or (iii) if Buyer shall be in breach of any material provision of this Agreement, Seller shall be entitled only to liquidated damages as provided in Section 9.2 hereof. If, upon termination, Buyer shall not be in breach of any material provision of this Agreement, the Escrow Deposit, plus all interest or other proceeds from the investment thereof, less any compensation due the Escrow Agent, shall be paid to Buyer.

         9.2 Liquidated Damages. In the event this Agreement is terminated by Seller due to a material breach by Buyer of its representations, warranties, covenants and other obligations under this Agreement, then the Escrow Deposit shall be paid to Seller as liquidated damages, it being agreed that the Escrow Deposit shall constitute full payment for any and all damages suffered by Seller by reason of Buyer's failure to timely consummate this Agreement. Buyer and Seller agree in advance that actual damages would be difficult to ascertain and that the amount of the Escrow Deposit is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's failure to consummate this Agreement for the above-stated reason. All interest or other proceeds from the investment of the Escrow Deposit, less any compensation due the Escrow Agent, shall be paid to Seller.

         9.3 Specific Performance. The Seller recognizes that in the event it should refuse to perform under the provisions of this Agreement, that Buyer has no adequate remedy at law since the Transferred Assets are unique. Buyer shall therefore be entitled, as its sole remedy and in lieu of any other remedies, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law.

         9.4 Expenses Upon Default. In the event of a default by a party hereto (the "Defaulting Party") which results in the filing of a lawsuit for damages, specific performance, or other remedy the other party (the "Nondefaulting Party") shall be entitled to reimbursement by the Defaulting Party of reasonable legal fees and expenses incurred by the Nondefaulting Party in the event the Nondefaulting Party prevails.

                                   SECTION 10

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES,
                               AND INDEMNIFICATION

         10.1 Representations and Warranties. All representations, warranties and covenants contained in this Agreement shall be deemed continuing representations,warranties and covenants shall survive to the Closing Date, and continue thereafter for a period of twelve (12) months, except for those set forth in Section 10.3(b) and (c), which shall survive indefinitely (the "Survival Period"). No claim for indemnification may be made under this Section 10 after the expiration of the Survival Period. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation or warranty contained herein, except that insofar as any party has knowledge of any misrepresentation or breach of warranty at Closing and such knowledge is documented in writing at Closing, such party shall be deemed to have waived such misrepresentation or breach. In all events, the rights, obligations and provisions for indemnification pursuant to the Time Brokerage Agreement shall, for the term thereof, supersede the parties' rights under this Section 10.

         10.2 Indemnification by Seller. Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenants by Seller contained herein or in any certificate, delivered to Buyer hereunder.

                  (b) Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof;

                  (c) Any and all losses, liabilities or damages resulting from Seller's operation or ownership of the Stations prior to the Closing Date, including any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date; and

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

         10.3 Indemnification by Buyer. Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenants by Buyer contained herein or in any certificate delivered to Seller hereunder;

                  (b) Any and all losses, liabilities or damages resulting from Buyer's operation or ownership of the Station on or after the Closing Date, including any and all liabilities or obligations arising under the Licenses or the Assumed Contracts which relate to events occurring after the Closing Date or otherwise assumed by Buyer under this Agreement; and

                  (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

         10.4    Procedures    for    Indemnification.    The   procedures   for
indemnification, subject to Section 10.1 hereof shall be as follows:

              A. The party claiming the indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim, and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) days after written notice of such action, suit or proceeding was given to Claimant.

              B. Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, or if the Indemnifying Party does not respond to such notice, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. Buyer shall be entitled to apply any or all of the Accounts Receivable collected on behalf of Seller to a claim as to which Buyer is entitled to indemnification hereunder. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

              C. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for reasonable actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense.

              D. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make all reasonable efforts to reach a decision with respect thereto as expeditiously as possible.

              E. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

              F. The indemnification rights provided in Sections 10.2 and 10.3 shall extend to the shareholders, directors, officers, partners employees and representatives of the Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

                                   SECTION 11
                                  MISCELLANEOUS

         11.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, or by facsimile transmission, with receipt confirmation, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

If to Seller:              Zapis Communications Corporation
                           2510 St. Clair Avenue
                           Cleveland, Ohio  44114
                           Attn:  Leon X Zapis, President
                           Fax:  (216) 621-1856 and (216) 621-9135


with a copy
(which shall not
constitute notice) to:     Thano G. Pasalis, Esq.
                           Suite 1575
                           55 Public Square
                           Cleveland, Ohio  44113
                           Fax:  (216) 566-8762



If to Buyer:               American Radio Systems Corporation
                           116 Huntington Avenue
                           Boston, MA  02116
                           Attention: Steven B. Dodge, President
                           Fax: (617) 375-7575

with a copy
(which shall not
constitute notice) to:     Michael B. Milsom, Vice President & General Counsel
                           American Radio Systems Corporation
                           116 Huntington Avenue
                           Boston, MA  02116
                           Fax:  (617) 375-7575

or to such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.1.

         11.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto, except that Buyer may assign its rights and obligations under this Agreement to any affiliated or unaffiliated entity, provided, however, that (i) following such assignment Buyer shall continue to remain liable to Seller for the satisfactory performance of all of Buyer's obligations hereunder, including the full payment of the Purchase Price, and (ii) no such assignment shall cause or contribute to any material delay in the punctual performance of Buyer's obligations hereunder, including without limitation the timely scheduling of the Closing Date pursuant to Section 8.1 herein and the Closing. Upon such assignment having been made, the Assignee shall deliver to Seller a certificate acknowledging such assignee's receipt of this Agreement, all the Schedules, the Time Brokerage Agreement and the Escrow Agreement, and agreeing to be bound thereby and herby. Seller hereunder desires to exchange, for other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended and the Regulations promulgated thereunder, fee title in the property which is the subject of this contract. Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.1031 (k)-1(g)(4) on or before the Closing Date. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.3 Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         11.4 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.5 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context required.

         11.6 Entire Agreement. This Agreement, all schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Buyer and Seller, and all letters of intent and other writings related to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

         11.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.7.

         11.8 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.



         IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date first above written.

         SELLER:                    ZAPIS COMMUNICATIONS CORPORATION



                                    By:    ___________________________________



         BUYER:                     AMERICAN RADIO SYSTEMS CORPORATION



                                    By: ______________________________________
                                         Title:

                      SCHEDULES TO ASSET PURCHASE AGREEMENT


2.2               Excluded Assets

3.4               Licenses

3.5               Real Property

3.6               Personal property

3.7               Assumed Contracts

3.8               Consents required

3.9               Trademarks; trade names; copyrights

3.11              Insurance policies

3.13              Employee benefits; health insurance; vacation policy

3.16              Claims; legal actions

6.4               Time Brokerage Agreement

6.5               Non-Competition Agreement

8.2               Opinion of Seller's General and FCC Counsels

8.3               Opinion of Buyer's General Counsel